UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2004

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2004, PalmSource, Inc. (the “Company”) and its subsidiary, along with palmOne, Inc. and its subsidiary, entered into a Mutual Release and Settlement Agreement with Acer, Incorporated, in full and final settlement of litigation between the parties involving a certain software license agreement. The agreement provides for a settlement payment by Acer to the Company in the amount of $2.6 million and for mutual releases. A copy of the agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1.	Mutual Release and Settlement Agreement dated November 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: November 29, 2004	By:	/s/ Albert J. Wood
Albert J. Wood
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	Mutual Release and Settlement Agreement dated November 23, 2004.